October 10, 2002

IDS Life Insurance Company of New York
20 Madison Avenue Extension
Albany, New York 12203


Gentlemen:

This opinion is furnished in connection with Post-Effective Amendment No. 6 to the registration by IDS Life Insurance Company of New York of a Flexible Premium Survivorship Variable Life Insurance Policy ("the SUCS-NY Policy"), File No.333-42257, under the Securities Act of 1933. The prospectus included on Form S-6 in the post-effective amendment to the registration statement describes the Policy. I am familiar with the SUCS-NY Policy, the Post-effective amendment, the registration statement and the exhibits thereto. In my opinion, the illustrations of Death Benefits, Policy Values, and Surrender Values included in the section of the prospectus entitled "illustrations", under the assumptions stated in that section, are consistent with the provisions of the SUCS-NY Policy.

I hereby consent to the use of this opinion as an exhibit to the post-effective amendment to the registration statement and to the reference of my name under the heading "Experts" in this prospectus.

Very truly yours,


/s/ Mark Gorham
-----------------------------
    Mark Gorham, F.S.A., M.A.A.A.
    Vice President - Insurance Product Development
    Minneapolis, Minnesota
    October 10, 2002